Exhibit 23

          Consent of KPMG Peat Marwick LLP to the incorporation of their report dated February 17, 1995, relating to certain consolidated statements of condition of Brenton Banks, Inc. into the Registration Statement on Form S-8 of Brenton Banks, Inc.
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AUDITORS' CONSENT

The Board of Directors
Brenton Banks, Inc.:

We consent to incorporation by reference in the Registration Statement on Form S-8 of Brenton Banks, Inc. of our report dated February 17, 1995, relating to the consolidated statements of condition of Brenton Banks, Inc. and subsidiaries as of December 31, 1994 and 1993 and the related consolidated statements of operations, changes in common stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994 which report appears in the December 31, 1994 annual report on Form 10-K of Brenton Banks, Inc.


                                       /s/ KPMG Peat Marwick LLP
                                       KPMG Peat Marwick LLP


Des Moines, Iowa
March 23, 1995
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